UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 26, 2012

REINSURANCE GROUP OF AMERICA, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-11848	43-1627032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (636) 736-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On January 30, 2012, Reinsurance Group of America, Incorporated (the “Company”) issued (1) a press release (the “Press Release”) announcing its earnings for the three-month period ended December 31, 2011, and providing certain additional information, a copy of which is furnished with this report as Exhibit 99.1, and (2) a Quarterly Financial Supplement for the quarter ended December 31, 2011, a copy of which is attached hereto as Exhibit 99.2. The Press Release also notes that a conference call will be held on January 31, 2012 to discuss the financial and operating results for the three-month period ended December 31, 2011. The Press Release and Quarterly Financial Supplement are furnished and are not filed pursuant to Instruction B.2 of Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Press Release also announced that on January 26, 2012 Stanley B. Tulin, retired Vice Chairman and Chief Financial Officer of AXA Financial, Inc., was elected to the Board of Directors and appointed to the Audit Committee and the Compensation Committee. The Company is not aware of any transactions, proposed transactions, or series of either to which the Company or any of its subsidiaries was or is to be a participant since January 1, 2010, in which the amount involved exceeds $120,000 and in which Mr. Tulin had, or will have, a direct or indirect material interest.

Pursuant to the mandatory retirement provisions of the Company’s Corporate Governance Guidelines, Stuart I. Greenbaum’s retirement from the Board of Directors, effective December 31, 2011, was accepted on January 26, 2012.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Exhibit

99.1	Press Release of Reinsurance Group of America, Incorporated dated January 30, 2012

99.2	Quarterly Financial Supplement for the quarter ended December 31, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REINSURANCE GROUP OF AMERICA, INCORPORATED

Date: January 30, 2012	By:	/s/ Jack B. Lay
Jack B. Lay
Senior Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated January 30, 2012

99.2	Quarterly Financial Supplement for the quarter ended December 31, 2011